As filed with the Securities and Exchange
Commission on April 5, 2000.                     Registration No. ____________

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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                          FORM S-8
                    REGISTRATION STATEMENT

                            UNDER
                  THE SECURITIES ACT OF 1933

                      __________________

                    SBC COMMUNICATIONS INC.

A Delaware Corporation                IRS Taxpayer No. 43-1301883
             175 E. Houston, San Antonio, Texas  78205-2233
                 Attn:  Judith  Sahm, (210) 821-4105


                                                STOCK SAVINGS PLAN


Name, address and telephone         Please send copies of all
number of agent for service:        communications to:
Judith M. Sahm                      Wayne Wirtz, Esq.
SBC Communications Inc.             SBC Communications Inc.
175 E. Houston, 11th Floor          175 E. Houston, 2nd Floor
San Antonio, Texas 78205-2233       San Antonio, Texas 78205-2233
(210) 821-4105                      (210) 821-4105


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                            CALCULATION OF REGISTRATION FEE

Title of          Amount    Proposed Maximum   Proposed Maximum       Amount of
Securities To    To Be       Offering Price      Aggregate        Registration
Be Registered  Registered(1)  Per Share (2)   Offering Price (2)            Fee
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Common Stock,    21,000,000     $42.46875      $891,843,750.00     $235,446.75
par value $1.00
per share
Options (3)      13,000,000        (4)              (4)                 (4)

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(1)  The number of shares being registered represents the number of shares of Common Stock which may be issued pursuant to the Stock Savings Plan in addition to: (a) 20,000,000 shares and 12,000,000 Options previously registered under Registration No. 33-37451 on Form S-8 and (b) 14,000,000 shares and
     9,000,000 Options previously registered under Registration No. 33-54291 on Form S-8 (each of the foregoing amounts have been adjusted for stock splits).
(2) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 21,000,000 shares by the average of the high and low price of the stock on March 30, 2000.
(3) Each option entitles the holder to purchase one share of common stock.
(4) No separate consideration will be received for the issuance of the options.
Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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



                       EXPLANATORY NOTE AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE
                   PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8



     This Registration Statement registers additional securities for the Stock Savings Plan (the "Plan"). The contents of the Registration Statements on Form S-8 relating to the Plan, Registration No. 33-37451 filed on October 26, 1990, and Registration No. 33-54291 filed on June 24, 1994, are hereby incorporated by reference, including all exhibits thereto and any documents incorporated by reference therein (the "Prior Registration Statements"). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and to be issued pursuant to the Plan.


PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number     Description of Exhibits

     5             Validity opinion of James D. Ellis, Esq.

     23-a          Consent of Ernst & Young LLP, Independent Auditors

     23-b          Consent of Arthur Andersen LLP

     23-c Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

     24-a          Power of Attorney of Officer/Director

     24-b          Power of Attorney of Officer/Director

     24-c          Powers of Attorney of Directors

                                SIGNATURES


THE REGISTRANT:

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas.

                                    SBC COMMUNICATIONS INC.


Date:  April 5, 2000                By:  /s/ Donald E. Kiernan
                                       Donald E. Kiernan
                                       Senior Executive Vice
                                       President, Treasurer
                                       and Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:     Edward E. Whitacre, Jr.,*
                                 Chairman and Chief Executive
                                 Officer

Principal Financial and Accounting Officer: Donald E. Kiernan
                                            Senior Executive Vice President,
                                            Treasurer and Chief Financial
                                            Officer


Date: April 5, 2000               By:   /s/ Donald E. Kiernan
                                      Donald E. Kiernan, as attorney-
                                      in-fact for Mr. Whitacre, the Directors,
                                      and on his own behalf as Principal
                                      Financial Officer and Principal
                                      Accounting Officer



DIRECTORS:
Clarence C. Barksdale*
James E. Barnes*
August A. Busch III*
Royce S. Caldwell*
Ruben R. Cardenas*
William P. Clark*
Martin K. Eby, Jr.*
Herman E. Gallegos*
Jess T. Hay*
James A. Henderson*
Bobby R. Inman*
Charles F. Knight*
John B. McCoy*
Mary S. Metz*
Toni Rembe*
S. Donley Ritchey*
Joyce M. Roche*
Richard M. Rosenberg*
Carlos Slim Helu*
Patricia P. Upton*
Edward E. Whitacre, Jr.*
* By power of attorney

EXHIBIT INDEX


 Exhibit Number         Description of Exhibits

       5                Validity opinion of James D. Ellis, Esq.

       23-a             Consent of Ernst & Young LLP, Independent Auditors

       23-b             Consent of Arthur Andersen LLP

       23-c Consent of James D. Ellis, Esq. (contained in opinion filed as Exhibit 5)

       24-a             Power of Attorney of Officer/Director

       24-b             Power of Attorney of Officer/Director

       24-c             Powers of Attorney of Directors